Exhibit (j)(2)


                             [LETTERHEAD OF DECHERT]


June 15, 2001


Pilgrim Funds Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

     Re: Pilgrim Funds Trust
         (File Nos. 333-59745 and 811-8895)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 9 to the Registration Statement of Pilgrim Funds Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                               Very truly yours,

                               /s/ Dechert